Exhibit 11

Environmental Power Corporation
Computation of Earnings Per Share
December 31, 1998


                                                                Income                   Shares                Per Share
                                                              (Numerator)             (Denominator)             Amounts
                                                          ------------------      --------------------      ---------------
Three Months Ended December 31, 1998:
-------------------------------------
Loss available to shareholders                                   $(1,703,240)               11,406,783                $(.15)
Effect of dividends to preferred stockholders                         (1,250)
                                                          ------------------      --------------------      ---------------
Basic EPS - loss available to common shareholders                 (1,704,490)               11,406,783                 (.15)
Effect of dilutive securities:
     Assumed exercise of dilutive stock options
                                                          ------------------      --------------------      ---------------
Diluted EPS - loss available to common shareholders              $(1,704,490)               11,406,783                $(.15)
                                                          ==================      ====================      ===============

Three Months Ended December 31, 1997:
-------------------------------------
Income available to shareholders                                 $ 4,900,751                11,230,696                $ .44
Effect of dividends to preferred stockholders                         (1,250)
                                                          ------------------      --------------------      ---------------
Basic EPS - income available to common shareholders                4,899,501                11,230,696                  .44
Effect of dilutive securities:
     Assumed exercise of dilutive stock options                                                132,491
                                                          ------------------      --------------------      ---------------
Diluted EPS - income available to common shareholders            $ 4,899,501                11,363,187                $ .43
                                                          ==================      ====================      ===============


                                                             Income (Loss)                Shares                Per Share
                                                              (Numerator)              (Denominator)             Amounts
                                                         -------------------      --------------------      ---------------
Year Ended December 31, 1998:
-----------------------------
Loss available to shareholders                                   $(1,649,186)               11,406,783                $(.14)
Effect of dividends to preferred stockholders                         (5,000)
                                                         -------------------      --------------------      ---------------
Basic EPS - loss available to common shareholders                 (1,654,186)               11,406,783                 (.14)
Effect of dilutive securities:
     Assumed exercise of dilutive stock options
                                                         -------------------      --------------------      ---------------
Diluted EPS - loss available to common shareholders              $(1,654,186)               11,406,783                $(.14)
                                                         ===================      ====================      ===============

Year Ended December 31, 1997:
-----------------------------
Income available to shareholders                                 $ 4,613,863                11,120,893                $ .41
Effect of dividends to preferred stockholders                        (30,178)
                                                         -------------------      --------------------      ---------------
Basic EPS - income available to common shareholders                4,583,685                11,120,893                  .41
Effect of dilutive securities:
     Assumed exercise of dilutive stock options                                                138,972
                                                         -------------------      --------------------      ---------------
Diluted EPS - income available to common shareholders            $ 4,583,685                11,259,865                $ .41
                                                         ===================      ====================      ===============